EXHIBIT 5

                                 LEGAL OPINION                     Austin, Texas
                                                                  (512) 499-3800
                               Jenkens & Gilchrist
                           A PROFESSIONAL CORPORATION              Dallas, Texas
                                                                  (214) 855-4500
                               225 WEST WASHINGTON
                                   SUITE 2600                     Houston, Texas
                             CHICAGO, ILLINOIS 60606              (713) 951-3300

                                 (312) 425-3900          Los Angeles, California
                                                                  (310) 820-8800
                           TELECOPIER (312) 425-3909
                                                              San Antonio, Texas
                                 June 12, 2000                    (210) 246-5000

                                www.jenkens.com                   Washington, DC
                                                                  (202) 326-1500


Denbury Resources Inc.
5100 Tennyson Parkway, Suite 3000
Plano, Texas  75024

      Re:   Denbury Resources Inc. - Registration Statement on Form S-8

Gentlemen:

     We have acted as securities counsel to Denbury Resources Inc., a Delaware corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission on or about June 13, 2000, under the Securities Act of 1933, as amended (the "Securities Act"), relating to an additional 500,000 shares (the "Shares") of the $0.001 par value common stock (the "Common Stock") of the Company that have been or may be issued by the Company under the Denbury Resources Inc. Employee Stock Purchase Plan (the "Plan").

     You have requested an opinion with respect to certain legal aspects of the filing. In connection therewith, we have examined and relied upon the original, or copies identified to our satisfaction, of (1) the Certificate of Incorporation, as amended, and the Bylaws, as amended, of the Company; (2) minutes and records of the corporate proceedings of the Company with respect to the establishment of the Plan, the issuance of the Shares of Common Stock pursuant to the Plan and related matters; (3) the Registration Statement and exhibits thereto, including the Plan; and (4) such other documents and instruments as we have deemed necessary for the expression of opinions herein contained. In making the foregoing examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies. As to various questions of fact material to this opinion, and as to the content and form of the Certificate of Incorporation, as amended, and the Bylaws, as amended, minutes, records, resolutions and other documents or writings of the Company, we have relied, to the extent deemed reasonably appropriate, upon representations or certificates of officers or directors of the Company and upon documents, records and instruments furnished to us by the Company, without independent check or verification of their accuracy.


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     Based upon our examination, consideration of, and reliance on the documents and other matters described above, and assuming that:

     (1) the Shares to be sold and issued in the future will be duly issued and sold in accordance with the terms of the Plan,

     (2) the Company maintains an adequate number of authorized but unissued shares and/or treasury shares available for issuance to those persons who purchase Shares pursuant to the Plan, and

     (3) the consideration for the Shares issued pursuant to the Plan is actually received by the Company as provided in the Plan and exceeds the par value of such Shares,

we are of the opinion that the Shares issued or sold in accordance with the terms of the Plan will be duly and validly issued, fully paid and nonassessable.

     The opinions expressed herein are limited to the laws of the State of Delaware, the General Corporation Law of the State of Delaware, and the federal laws of the United States of America and we assume no responsibility as to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction. You should be aware that this firm is not admitted to the practice of law in the State of Delaware and the opinion herein as to the General Corporation Law of the State of Delaware is based solely upon unofficial compilations thereof. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to references to us included in or made a part of the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Securities and Exchange Commission thereunder.

                                    Respectfully submitted,

                                    Jenkens & Gilchrist
                                    A Professional Corporation


                                    By: /s/ Donald Brodsky
                                        ------------------------
                                        Donald W. Brodsky
                                        Authorized Signatory

DLS:tjm





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